SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MILLER EXPLORATION COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MILLER EXPLORATION COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting (the “Annual Meeting”) of stockholders of Miller Exploration Company (the “Company”) will be held at the offices of the Company at 3104 Logan Valley Road, Traverse City, Michigan, on Thursday, May 23, 2002, at 10:00 a.m., local time, for the following purposes:

(1)	to elect two directors of the Company to serve until the 2005 annual meeting of stockholders of the Company;

(2)
to consider and vote upon a proposal to amend the Company’s Equity Compensation Plan for Non-Employee Directors to increase the number of authorized shares of common stock issuable under the plan from 600,000 to 1,100,000.

(3)	to transact any other business that properly comes before the meeting.

The transfer books of the Company will not be closed, but only stockholders of record at the close of business on April 12, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of these stockholders will be available for examination at the office of Deanna L. Cannon, Chief Financial Officer and Secretary of the Company, at 3104 Logan Valley Road, Traverse City, Michigan, during normal business hours for ten days before the meeting.

By	Order of the Board of Directors

De	anna L. Cannon
Chief Financial Officer and Secretary

April 24, 2002

Your Vote is Important. Even if you plan to attend the meeting,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

MILLER EXPLORATION COMPANY
3104 Logan Valley Road
Traverse City, MI 49684

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2002

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Miller Exploration Company (the “Company” or “Miller”) for use at the annual meeting of stockholders of the Company to be held on May 23, 2002, or any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company at 3104 Logan Valley Road, Traverse City, Michigan, at 10:00 a.m., local time. The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 12, 2002 (the “Record Date”). The approximate date on which this Proxy Statement and accompanying Proxy are first being sent to stockholders is April 24, 2002.

The common stock of the Company, par value $.01 per share (“Common Stock”), can be voted at the Annual Meeting only if the holder is present or represented by proxy at the Annual Meeting. You may revoke your proxy at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

QUORUM AND VOTING

Holders of Common Stock of record at the close of business on the Record Date are entitled to one vote for each share held on all matters submitted to a vote of stockholders at the Annual Meeting or any adjournment thereof. The holders of shares of Common Stock do not have cumulative voting rights. As of the close of business on the Record Date, there were 19,801,522 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present (either in person or by proxy), the stockholders entitled to vote who are present in person or by proxy have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present in person or by proxy, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are tabulated separately, with abstentions counted in tabulations of the votes cast on a proposal for purposes of determining whether a proposal has been approved while broker non-votes relating to a proposal are not counted as a vote cast with respect to that proposal.

The election of directors will be determined by plurality vote and the proposal to amend the Equity Compensation Plan for Non-Employee Directors (the “Director’s Plan”) requires the approval of a majority of the outstanding shares of Common Stock that are present at the Annual Meeting in person or by proxy and entitled to vote thereon. Therefore, abstentions will have a neutral effect on the election of directors, and will have the effect of votes against the proposal seeking amendment of the Plan, whereas broker non-votes will have a neutral effect on the proposal.

Shares represented by each Proxy that is properly executed and returned and upon which no contrary instructions are indicated about a specified matter will be voted as follows with respect to the specified matter: (i) FOR the election of the two individuals named in this Proxy Statement as the nominees of the Board of Directors of the Company (the “Board of Directors”) for election to the Board of Directors; (ii) FOR the proposal to amend of the Equity Compensation Plan; (iii) in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting.

ANNUAL REPORT

The annual report for the Company’s fiscal year ended December 31, 2001, including audited financial statements, is being furnished with this Proxy Statement to stockholders of record as of the Record Date. The annual report does not constitute a part of the proxy solicitation materials.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five directors. The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year and after their successors are duly elected and qualified. Two directors will be elected at the Annual Meeting to serve for a three-year term expiring at the annual meeting in 2005. The Board of Directors has nominated the following nominees for election as a director:

C.E. “Gene” Miller
Robert M. Boeve

Should any nominee named in this Proxy Statement for the office of director become unable or unwilling to accept nomination or election, the person acting under the Proxy will vote for the election, in his stead, of any other person whom the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees named above will be unable or unwilling to serve if elected.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL TWO: APPROVAL OF THE PROPOSED AMENDMENT
TO THE COMPANY’S EQUITY COMPENSATION PLAN FOR NON–EMPLOYEE DIRECTORS

Overview

The purpose of the Director’s Plan is to provide incentives to the Company’s non–employee directors that further align the interests of those directors with those of the Company’s other stockholders. To accomplish this purpose, the Director’s Plan provides a proprietary interest in the Company to non-employee directors through the distribution of shares of the Company’s Common Stock in payment of director’s fees owed those directors.

The Board of Directors adopted the Director’s Plan on November 17, 1998 and it was approved and adopted by the stockholders of the Company on June 11, 1999. The maximum number of shares of Common Stock that may be issued under the Director’s Plan currently is 600,000, subject to certain antidilution adjustments. As of March 31, 2002, 48,767 shares of Common Stock were available for additional benefits to be granted under Director’s Plan. On April 12, 2002, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $0.50 per share.

Amendment

In March 2002, the Compensation Committee adopted, and the Board of Directors ratified, an amendment to the Director’s Plan, subject to stockholder approval. If approved by the stockholders, the amendment to the Director’s Plan will increase the maximum aggregate number of shares of Common Stock that may be issued under the Director’s Plan by 500,000 from 600,000 to 1,100,000, subject to certain antidilution adjustments.

The Board of Directors believes that it is in the best interest of the Company and its stockholders to approve the Director’s Plan amendment.

Description of Director’s Plan

The following is a summary of the principal features of the Director’s Plan, together with applicable tax implications. This summary, however, does not purport to be a complete description of all provisions of the Director’s Plan.

General

A maximum of 1,100,000 shares of Common Stock (subject to certain antidilution adjustments) would be available for Stock Awards under the Plan. Shares to be issued under the Director’s Plan are expected to be authorized but unissued shares.

The Director’s Plan is not qualified under Section 401(a) of the Code, and is not subject to the Employee Retirement Income Security Act of 1974.

The shares currently covered by the Director’s Plan have been registered under the Securities Act of 1933 and any additional shares to be issued under the proposed amendment will also be registered.

Participants in the Director’s Plan

Under the Director’s Plan, non–employee directors (currently four individuals) are eligible to receive Stock Awards. Non–employee directors of the Company may be deemed to have an interest in the Director’s Plan because they may be entitled to receive Stock Awards under the Director’s Plan.

Administration of the Plan

The Director’s Plan is currently administered by the Compensation Committee. The Board of Directors may terminate the Director’s Plan at any time and may from time to time amend the Director’s Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Stock Award without the consent of the participant. The Director’s Plan took effect on December 7, 1998, and, unless earlier terminated by the Board of Directors, the Director’s Plan will terminate on December 6, 2008. No award may be made under the Director’s Plan after that date. The Committee has full authority and discretion to interpret the Director’s Plan.

Stock Awards

Currently participants are compensated for Director’s Fees earned in a fiscal year primarily in shares of Common Stock. “Director’s Fees” are those amounts of income due and payable to a participant for service as a director of the Company for a fiscal year, including payments for attendance at meetings of the Board of Directors, meetings of committees of the Board, and meetings to represent the Board upon request; also any retainer fee paid to members of the Board, but excluding reimbursement of costs. The Board recently amended the Director’s Plan to allow up to 50% of the annual Directors’ Fees to be paid in cash.

The participant is entitled to receive that number of shares of Common Stock calculated by dividing the dollar amount of a participant’s Director’s Fees for a fiscal year which are to be paid in Common Stock by the Market Value of the Common Stock on the day before the Stock Award payment date. “Market Value” means the last reported sales price on The NASDAQ Stock Market on the date in question, or if the Common Stock was not traded on The NASDAQ Stock Market on such date, the last reported sales price on the first day before the payment date.

The Company distributes to the participant the number of shares of Common Stock calculated in accordance with the preceding paragraph on or before the 45th day after the end of the Company’s fiscal year in which the Director’s Fees are earned. The Committee may amend the time of payment before or after a Stock Award (i) in its discretion, if the amendment benefits the participant; or (ii) in all other cases, with the consent of the participant.

Federal Income Tax Consequences

For federal income tax purposes, a participant would be required to recognize compensation income on the value of Common Stock at the time the Stock Award is granted. At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes.

New Plan Benefits

Stock Awards are made at the discretion of the Committee and subject to the provisions of the Director’s Plan. No Stock Awards have been granted contingent upon the approval of the proposed amendment.

The following table sets forth the number of shares of stock granted to non-employee directors under the Director’s Plan for 2001 director fees:

Name	Number of Shares Granted
Kenneth J. Foote	18,466
Richard J. Burgess	43,137
William “Casey” McManemin	13,564
Paul A. Halpern	44,118
Robert M. Boeve	42,647
C. E. Miller	49,020
Martin G. Lagina	32,541

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
APPROVAL OF THE AMENDMENT TO THE COMPANY’S EQUITY COMPENSATION PLAN FOR NON–EMPLOYEE DIRECTORS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, set forth below is certain information, as of the Record Date, regarding ownership of Common Stock by (i) each person who beneficially owns more than 5% of the Company’s outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner(2)	Sole Voting and Dispositive Power(3)	Shared Voting or Dispositive Power(4)	Total Beneficial Ownership(3)	Percent of Class
C.E. Miller(5)	4,559,284	0	4,559,284	21.7%

Kelly E. Miller(6)	1,759,690	300	1,759,990	8.9%

Lew P. Murray (7)	93,904	3,200	97,104	*

Michael L. Calhoun	25,901	0	25,901	*

Richard J. Burgess	103,777	0	103,777	*

Deanna L. Cannon	21,000	0	21,000	*

Robert M. Boeve(8)	2,361,741	1,206,733	3,568,474	15.6%

Paul A. Halpern(9)	91,262	0	91,262	*

Guardian Energy Management Corp.(11) 2300 Harmon Road Auburn Hills, MI 48326	12,067,341	0	12,067,341	42.8%

SFS, Inc. 186 Wood Avenue South Iselin, NJ 08830	1,025,105	0	1,025,105	5.2%

Veritas DGC Land Inc.(10) 3701 Kirby Drive, Suite 112 Houston, TX 77098	1,097,421	0	1,097,421	5.4%

Executive Officers and Directors as a group (10 persons)	9,016,559	1,210,233	10,226,792	42.4%

*	Less than 1%.
(1)
The number of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)	The address of each reporting person, unless otherwise noted, is 3104 Logan Valley Road, Traverse City, Michigan 49684

(3)	Excludes the following shares that may be acquired through the exercise of stock options granted under the “1997 Stock Plan” which are exercisable after June 15, 2002:

Name	Number of Options
C. E. Miller	7,400
Richard J. Burgess	9,400
Paul A. Halpern	10,400
Robert M. Boeve	10,400
Kelly E. Miller	323,000
Michael L. Calhoun	57,000
Lew P. Murray	152,000
Deanna L. Cannon	76,000

(4)
These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(5)
Includes 177,278 shares held by the Kelly E. Miller Retained Annuity Trust #1, 177,278 shares held by the Daniel R. Miller Retained Annuity Trust #1, 265,917 shares held by the David A. Miller Retained Annuity Trust #1 and 177,278 shares held by the Sue Ellen Bell Retained Annuity Trust #1, with respect to each of which C.E. Miller is the sole trustee. Also includes 2,116,050 shares and 1,250,000 warrants to acquire shares held by Eagle Investments, Inc. (“Eagle”) and 122,565 shares held by Eagle International, Inc. (“Eagle International”), each of which is owned by a revocable trust of which C.E. Miller is the sole trustee.

(6)
Includes 84,024 shares held by Miller and Miller, Inc., which is owned by a revocable trust of which Kelly E. Miller is the sole trustee and 216,790 shares held by the Company’s 401(k) plan wherein Kelly E. Miller has sole voting power. Excludes 177,278 shares held by the Kelly E. Miller Retained Annuity Trust #1, of which Kelly E. Miller’s father, C.E. Miller, is the sole trustee and of which Kelly E. Miller is the Grantor with the Trust established for the benefit of his minor children as beneficiaries.

(7)	Includes 3,200 shares held as part of the Miller Oil Corporation 401(k) Savings Plan for which Mr. Murray has sole dispositive power.
(8)
Includes 370,370 shares and 836,363 warrants to acquire shares held by ECCO Investments, LLC. Mr. Boeve owns 25% and is managing member of this entity. Also includes 2,300,000 warrants to acquire shares held by Jordan Exploration Company, LLC. Mr. Boeve owns 72% and is the managing member of this entity. Mr. Boeve disclaims beneficial ownership of the shares and warrants held by these entities, except for those in which he has a direct pecuniary interest.

(9)	Excludes up to 3,703,704 shares and 8,363,637 warrants for common stock currently held by Guardian Energy Management Corp., for which Mr. Halpern serves as Vice President, Operations.
(10)	Includes 600,498 of warrants currently exercisable for shares of common stock.
(11)
Includes 3,703,704 shares of common stock and 8,363,637 warrants to acquire shares of common stock for which Guardian Energy Management Corp. (GEMCO) is the owner of record. Mr. William Davidson is a controlling shareholder, director, CEO, and President of Guardian Industries Corp., which is the sole shareholder of GEMCO. Accordingly, Mr. Davidson may be deemed to beneficially own the shares of the Company held by GEMCO. Mr. Davidson disclaims beneficial ownership of the shares of the Company not owned of record by him.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information as of March 31, 2002, is presented below for each person who is either nominated for re-election as a director at the Annual Meeting or is continuing as an incumbent director, and for each of the executive officers of the Company. One of the current director’s, Mr. Lagina has resigned effective February 27, 2002. The Board of Directors has decided not to elect a new director to fill the resulting vacancy. Instead, the Board of Directors has reapportioned the classes so as to make each as nearly equal in size as possible in accordance with the Company’s Certificate of Incorporation.

Nominees for Election to Terms Expiring in 2005

C.E. “Gene” Miller (age 72) has served as the Chairman of the Board and a director of the Company since its founding in 1997 and of Miller Oil Corporation, the Company’s predecessor and current wholly-owned subsidiary (“MOC”), since MOC’s founding in 1986. Since 1982, Mr. Miller has served as President, Secretary and Treasurer of Eagle, an oil and gas investment company affiliated with the Company, and since 1990 has served as President, Secretary and Treasurer of Eagle International, an international oil and gas development company also affiliated with the Company. Mr. Miller has been involved in the domestic oil and gas industry for over 35 years, primarily in Michigan and Texas. Mr. Miller is a past president of the Michigan Oil and Gas Association and also served as a director of that organization. Mr. Miller previously served as a vice president and director and on the Executive Committee of the Independent Petroleum Association of America, and as a director of the National Stripper Well Association. In addition, Mr. Miller has been involved in a number of civic activities and is a member of several boards of directors. Mr. Miller is the father of Kelly E. Miller, the Company’s President and Chief Executive Officer.

Robert M. Boeve (age 45) has served as director of the Company since July 13, 2000. Mr. Boeve is CEO and Manager of Jordan Exploration Company, LLC, an oil and gas exploration and production company located in Traverse City, Michigan and has served in this capacity since 1996. Mr. Boeve received a B.A. degree from Hope College in 1979 and an MBA in Finance from the University of Minnesota in 1987. He has held various positions in the oil and gas industry over the years, and is currently serving as an executive officer, director and shareholder of several oil and gas investment companies and agricultural limited liability companies. Mr. Boeve is actively involved in various oil and gas industry associations and community organizations.

Incumbent Director—Term Expiring in 2004

Kelly E. Miller (age 47) has served as the President, Chief Executive Officer and a director of the Company since its founding in 1997 and as President and a director of MOC, since MOC’s founding in 1986. Mr. Miller has served as a Vice President of Eagle from 1982-2000. Mr. Miller serves on the Board of Governors of the Independent Petroleum Association of America and the Boards of Directors of the Michigan Oil and Gas Association and Republic Bancorp, Inc. (NASDAQ). Mr. Miller has been involved in the oil and gas industry since 1978, focusing his efforts in the areas of strategic planning, prospect development, acquisition and administration. Mr. Miller received a B.S. degree with a major in Petroleum Geology and a B.B.A. degree with a major in Petroleum Land Management from the University of Oklahoma. Mr. Miller also completed the Owner/President Management Program (OPM) through the Harvard University Graduate School of Business. Mr. Miller is a Certified Petroleum Geologist with the American Association of Petroleum Geologists, an international geological organization. Mr. Miller is the son of C.E. “Gene” Miller, the Company’s Chairman of the Board.

Incumbent Directors—Terms Expiring in 2003

Richard J. Burgess (age 71) has served as a director of the Company since January 12, 1999. Mr. Burgess served as President and CEO of NOMECO before retiring in 1994. NOMECO later became CMS Oil and Gas Company which is a wholly owned subsidiary of CMS Energy Corporation (NYSE). Mr. Burgess received a B.S. degree (honors) in Geology from the University of Manitoba and has held various positions in the oil and gas industry since 1954. Mr. Burgess currently serves on the Board of Directors of Michigan Oil and Gas Association

and ROC Oil Company and is a former director of Seagull Energy, Command Petroleum and Sydney Oil Company. Mr. Burgess has been involved, in various capacities, with American Association of Petroleum Geologists, Independent Petroleum Association of America, Ontario Petroleum Institute and Potential Gas Committee.

Paul A. Halpern (age 48) has served as director of the Company since July 13, 2000. Mr. Halpern is Vice President of Operations for Guardian Energy Management Corp., an oil and gas exploration and production company which is a subsidiary of Guardian Industries Corp., a glass manufacturing corporation located in Auburn Hills, Michigan. He has served in this capacity since 1990. Mr. Halpern has also served as Associate Tax Counsel for Guardian Industries Corp. since 1988. Mr. Halpern received a Bachelor of Business Administration in 1974 from Drexel University. Additionally, Mr. Halpern received a Juris Doctorate degree in 1977 from Temple University. Mr. Halpern presently serves as executive officer, director and shareholder of several oil and gas investment and exploration limited liability companies.

Executive Officers

Lew P. Murray (age 46) has served as Vice President-Exploration of the Company since its founding in 1997, and he served in the same capacity for MOC from January 1996 until the Company was founded. Mr. Murray holds a B.S. degree with a major in Geology from the University of Oklahoma. Mr. Murray is a Certified Petroleum Geologist with the American Association of Petroleum Geologists. Mr. Murray served as Exploration Manager of MOC from 1992 until 1996 and has been involved in the exploration program of MOC and its affiliates since 1981. Mr. Murray’s primary responsibilities involve the review and recommendations of all prospects.

Deanna L. Cannon (age 41) has served as Chief Financial Officer since November 2001 and Vice President-Finance and Corporate Secretary of the Company since June 1999. Prior to that she served as Assistant Vice President-Finance from May 1998 to June 1999. Previously Ms. Cannon was employed in public accounting for 16 years, initially for Arthur Andersen & Co. in Jacksonville, Florida and later for Plante & Moran, LLP in Traverse City, Michigan. Ms. Cannon holds a B.S. degree in accounting from Ferris State University and also is a Certified Public Accountant. She is a member of the Michigan Oil and Gas Association, American Institute of Certified Public Accountants and Michigan Association of Certified Public Accountants.

Michael L. Calhoun (age 42) has served as Vice President-Operations of the Company since January 12, 1998. Mr. Calhoun is a Registered Professional Engineer in the state of Texas and received a B.S. degree in Petroleum Engineering and a B.A. degree in Business Administration from the University of Texas. In addition, Mr. Calhoun received a Masters in Business Administration from Southern Methodist University. Since 1989, Mr. Calhoun has served in several capacities for Amerada Hess Corporation, including as a Financial Analyst, Manager of Production, Planning and Control, District Superintendent and, most recently, as Operations Manager for the Gulf Coast District. From 1987 to 1989, Mr. Calhoun served as an engineer for Greenwich Oil Corporation in Dallas, Texas, and from 1985 to 1987 as a field engineer for the Texas Railroad Commission.

BOARD COMMITTEES AND MEETINGS

The Company’s Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee.    The Audit Committee is responsible for (i) recommending to the Board of Directors the selection of independent accountants; (ii) approving the nature and scope of services to be performed by the independent accountants and reviewing the range of fees for such services; (iii) conferring with the independent accountants and reviewing the results of the annual audit; (iv) reviewing with the independent accountants the Company’s internal auditing, accounting and financial controls; (v) reviewing policies and practices regarding compliance with laws and conflicts of interest; and (vi) reviewing all material contractual matters. Messrs. Halpern (Chairman), Boeve and Burgess currently serve on the Audit Committee. During 2001, the Audit Committee held four meetings.

Compensation Committee.    The Compensation Committee is responsible for (i) reviewing and recommending to the full Board of Directors for approval the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements (if and when appropriate), change in control provisions/agreements (if and when appropriate), benefits and supplemental benefits of the Company’s Chief Executive Officer and other key employees; (ii) recommending retainer and attendance fees for directors who are not employees of the Company or any of its subsidiaries; (iii) reviewing for their adequacy and competitiveness compensation plans and awards as they relate to the Chief Executive Officer and other key employees; and (iv) reviewing the Company’s strategic and financial plans to determine their relationship to the compensation program. During 2001, Messrs. Boeve (Chairman), Lagina and Burgess were members of the Compensation Committee. During 2001, the Compensation Committee held one meeting. Until its dissolution on April 6, 2001, the Stock Plan Committee was responsible for (i) advising, recommending and interpreting existing equity compensation plans, including the 1997 Stock Plan and the Director’s Plan; (ii) reviewing and recommending to the full Board for approval new or amended equity compensation plans or grants under existing plans; and (iii) ensuring that the total equity compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and regulatory requirements.

During the Company’s last fiscal year, the Board of Directors held five regular and special meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each served (during the periods that each served).

COMPENSATION OF DIRECTORS

The Board of Directors has adopted the Equity Compensation Plan for Non-Employee Directors. This plan, as amended, requires the Company to compensate its non-employee directors in shares of the Company’s Common Stock for fees earned by such directors for their service to the Company.

Directors who are not employees of the Company receive a $15,000 annual retainer fee plus $1,000 for attendance at each regular meeting of the Board of Directors and $500 for attendance at each committee meeting, (committee chairmen receive $750). Directors who also are employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. The Company also reimburses directors for expenses associated with attending Board and committee meetings, and pays a daily per diem rate of $1,000 for director attendance at business meetings at the Company’s request. The Board recently amended the Director’s Plan to allow up to 50% of the annual Directors’ Fees to be paid in cash.

Any person who becomes a non-employee director automatically is granted, on the date of his or her election, an option to purchase 10,000 shares of Common Stock. In addition, on the first business day following the date on which each annual meeting of the Company’s stockholders is held, each non-employee director then serving is automatically granted an option to purchase 3,000 shares of Common Stock. Each option granted to non-employee directors will (i) have a 10-year term, (ii) have an exercise price per share equal to the fair market value of a Common Stock share on the date of grant and (iii) become exercisable in cumulative annual increments of one-fifth of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant.

The Board of Directors of the Company adopted a policy providing that directors, over their term of service, are expected to achieve a minimum investment of $100,000, directly or indirectly, in the Company.

EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation earned during the fiscal years ended December 31, 2001, 2000, and 1999, by the Chief Executive Officer of the Company and each executive officer who earned in excess of $100,000 and who served in positions other than Chief Executive Officer at the end of the last completed fiscal year. The table does not include perquisites and other personal benefits for individuals for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10% of combined salary and bonus for the named executive officers in 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SAR’s	LTIP Payouts ($)	All Other Compensation (1)
Kelly E. Miller, President and Chief Executive Officer	2001 2000 1999	$220,000 150,000 150,000	$76,000 0 0	— — —	275,000 0 0	— — —	$11,190 10,919 10,907

Deanna L. Cannon,(2) Chief Financial Officer	2001 2000 1999	$100,000 90,000 66,300	$5,600 8,500 1,200	— — —	30,000 47,000 0	— — —	$11,035 10,624 8,370

Lew P. Murray, Vice President— Exploration	2001 2000 1999	114,240 114,240 114,240	$7,500 11,000 0	— — —	36,000 105,000 0	— — —	$1,671 6,341 1,551

Michael L. Calhoun, Vice President— Operations & Production	2001 2000 1999	$137,700 137,700 125,307	$7,500 6,000 0	— — —	36,000 20,000 0	— — —	$8,053 790 7,936

(1)
Compensation listed in this column for 2001 consisted of the following payments made by the Company (i) for contributions of Company Common Stock to the Company’s 401(k) Savings Plan on behalf of the individuals listed as follows: $10,500 for Mr. Miller, $10,500 for Ms. Cannon and $7,150 for Mr. Calhoun; (ii) for travel accident insurance policies as follows: $183 for Mr. Miller, $183 for Ms. Cannon, $183 for Mr. Murray, and $183 for Mr. Calhoun; and (iii) for premiums on life insurance policies as follows: $527 for Mr. Murray and $185 for Mr. Calhoun. No contribution to the Company’s 401(k) Savings Plan was made on behalf of Mr. Murray or payment of insurance premiums on behalf of Mr. Miller.

(2)	Ms. Cannon was hired in May 1998 and was elected as an executive officer in June 1999.

Stock Options

The Company’s 1997 Stock Plan has been administered by the Compensation Committee of the Board of Directors which had authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

The following table provides information regarding stock options granted during 2001 to each of the Named Executive Officers. No stock appreciation rights were granted during 2001.

Options Granted in 2001

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Share)		Market Price on Date of Grant		Expiration Date	Grant Date Present Value(3)
Kelly E. Miller	100,000 90,000 85,000	(1) (1) (2)	18.1 16.3 15.4	% % %	$ $ $	0.01 1.625 1.25	$ $ $	1.06 1.06 1.25	12/31/2009 10/30/2010 11/12/2011	$ $ $	105,322 42,363 60,903

Lew P. Murray	36,000	(2)	6.5%			$1.25		$1.25	11/12/2011		$25,794

Michael L. Calhoun	36,000	(2)	6.5%			$1.25		$1.25	11/12/2011		$25,794

Deanna L. Cannon	30,000	(2)	5.4%			$1.25		$1.25	11/12/2011		$21,495

(1)
On January 1, 2000, the Company granted a total of 191,500 stock options to certain employees with an exercise price of $0.01 per share. The right to exercise the options will vest and be exercisable when the normal trading average of the stock on the market remains above the designated values for a period of five consecutive trading days as follows:

Five-Day Daily Average Target	Percentage Vested
$2.00	40%
$2.75	70%
$3.50	100%

On October 31, 2000, the Company granted 250,000 stock options to employees with an exercise price of $1.625 per share (the closing market price on the date of grant). The right to exercise the options will vest pro rata over a 5-year period beginning on the grant date.

On April 6, 2001, the Company granted 190,000 stock options to the Chief Executive Officer of the Company. Of those options, 100,000 were issued under the same terms as those issued to certain employees on January 1, 2000, and the remaining 90,000 stock options were issued under the same terms as those issued on October 31, 2000.

(2)
On November 12, 2001, the Company granted 337,000 stock options to employees with an exercise price of $1.25 per share. The right to exercise the options shall vest at a rate of one-fifth per year beginning on the first anniversary of the grant date.

(3)	The grant date present value of the options was determined using the Black Scholes Option Pricing model.

The following table provides information about options to purchase our common stock held by the Named Executive Officers as of December 31, 2001. No options were exercised by these persons during 2001. No stock appreciation rights have been granted.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kelly E. Miller	216,000	389,000	$0	$0
Lew P. Murray	69,000	172,000	$0	$0
Michael L. Calhoun	19,000	62,000	$0	$0
Deanna L. Cannon	13,000	79,000	$0	$0

401(k) Savings Plan

In connection with its formation and initial public offering, the Company adopted MOC’s 401(k) Savings Plan (the “Savings Plan”). The Savings Plan is available to all full-time employees upon commencement of their employment and provides for discretionary matching contributions by the Company. The funds in the Savings Plan are invested in equity and bond funds at the election of the participant. The Company-paid matching contributions under the Savings Plan are made in the form of Common Stock and vest at a rate of 20% per year, beginning after three years of service. The number of shares contributed is based on the market price of Common Stock at the date of contribution. The Savings Plan balances that have vested generally are paid at an employee’s termination of employment or retirement.

Life Insurance Program

The Company provides, at its sole cost, life insurance in the face amount of $150,000 on each of the lives of Mr. Murray and Mr. Calhoun, each of whom is entitled to designate the beneficiary of the insurance proceeds. During 2001, the Company paid $527 and $185 in premiums for Messrs. Murray’s and Calhoun’s respective policies.

Travel Insurance Program

The Company provides to each of Messrs. Kelly Miller, C.E. Miller, Calhoun and Murray, and Ms. Cannon travel accident insurance in the face amount of $100,000, at no cost. The insurance covers accidental death and disability in the course of business or personal travel anywhere in the world. Each covered person is entitled to designate the beneficiary of the insurance proceeds. During 2001, the Company paid $183 in premiums for each of the policies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, where one of their executive officers served on the compensation committee of the Company. No executive officer of the Company served as a director of another entity, where one of their executive officers served on the compensation committee of the Company. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, where one of their executive officers served as a director of the Company.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

In February 1998, the Company entered into three-year employment agreements with each of Messrs. Calhoun and Murray that provided for an annual base salary in an amount not less than $108,000 for Mr. Calhoun and $112,000 for Mr. Murray. These employment agreements expired in February 2001 and were not replaced. Currently, the Company does not have any employment agreements with any officers or employees. Messrs. Miller, Calhoun and Murray also received option grants in 1998, pursuant to the 1997 Stock Plan, to purchase 60,000, 25,000 and 100,000 shares, respectively, of Common Stock. The exercise price of the options is $8.00 per share, except that for 11,350 of Mr. Miller’s 60,000 shares, the exercise price is $8.80. The options vest at the rate of one-fifth per year beginning on the first anniversary of the grant date. Pursuant to the 1997 Stock Plan, the Company also granted to Messrs. Kelly Miller, Calhoun and Murray 60,000, 2,000 and 15,000 shares of restricted Common Stock, respectively, which vest at cumulative annual increments of one-half of the total number of restricted shares beginning on the first anniversary of the grant date. These restricted shares were granted in consideration of overriding royalty interests, furniture, and other assets that were either forfeited by these employees or transferred to the Company.

The Company made a one-time grant of 270,000 stock options to Mr. Kelly Miller pursuant to the terms of a stock option agreement. The exercise price of the options is $8.00 per share and the options vest at the rate of one-fifth per year beginning on the first anniversary of the grant date.

During 2001 and 2000, stock options totaling 377,000 and 172,000 respectively, were issued to executive officers, see “Stock Options” for further discussion.

Indemnity Agreements

The Company has entered into indemnity agreements with Messrs. Miller, Calhoun, Murray and Ms. Cannon and with each director of the Company (collectively, the “Executives”). The indemnity agreements indemnify each Executive against all expenses incurred in connection with any action or investigation involving each Executive by reason of his or her position with the Company (or with another entity at the Company’s request). The Executives also will be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers the Executives. An Executive involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Executive meeting the standards of conduct set forth in the indemnity agreements. If a potential change in control occurs, the Company will fund a trust to satisfy its anticipated indemnification obligations.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Prior to April 6, 2001, the Board of Directors had two standing committees responsible for executive compensation matters. The Compensation Committee of the Board of Directors (the “Compensation Committee”) developed and recommended to the Board of Directors the compensation policies of the Company. The Compensation Committee also administered the Company’s compensation plans and recommended for approval by the Board of Directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Board of Directors, the other executive officers of the Company. The Compensation Committee currently consists of two directors, none of whom were current or former employees of the Company. The Stock Plan Committee of the Board of Directors had overall responsibility for stock option and restricted stock grants, including grant approval and plan administration. The Stock Plan Committee consisted of three directors, none of whom were current or former employees of the Company. The Stock Plan Committee was dissolved on April 6, 2001, and its responsibilities were also given to the Compensation Committee.

The basic compensation philosophy of the Company is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company’s executive compensation policies are designed to achieve three primary objectives:

•	Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

•	Provide incentives for achievement of specific short-term individual and corporate goals; and

•	Align the interests of management with those of the stockholders to encourage achievement of increases in stockholder value.

Executive compensation at the Company consists primarily of the following components: base salary and benefits; amounts paid (if any) under the annual bonus programs available to certain executive officers (see below); and participation in the Company’s stock option and equity-based incentive plans. Each component of compensation is designed to accomplish one or more of the three compensation objectives described above.

Base Salary

To attract and retain well-qualified executives, it is the Compensation Committee’s policy to establish base salaries and provide benefit packages at levels that the Company believes to be competitive. Base salaries of executives may be determined in part by comparing each executive’s position with similar positions in companies of similar type, size and financial performance. In general, the Compensation Committee has targeted salaries to be commensurate with base salaries paid for comparable positions in comparable size companies. Other factors that have been considered by the Compensation Committee are the executive’s performance, the executive’s current compensation and the Company’s performance (determined by reference to revenues, cash flow, production growth, earnings and other factors).

Stock Option and Restricted Stock Plans

Awards under the Company’s 1997 Stock Plan are designed to encourage long-term investment in the Company by participating executives, to align more closely executive and stockholder interests and to reward executives and other employees for building stockholder value. The Company believes stock ownership by management is beneficial and stock awards have been granted by the Company to executives and other employees since the Company’s formation. Since the 1997 Stock Plan’s formation, the Committee administering it has reviewed, modified (to the extent appropriate) and taken final action as to the employees to be granted options and/or restricted stock and the amount, timing, price and other terms of the options and/or restricted stock.

Under the Company’s 1997 Stock Plan, executives and other employees may be granted shares of restricted stock. These shares are subject to restrictions that generally lapse over a period of three years from the date of grant.

Under the 1997 Stock Plan, executives and other employees may be granted options to purchase shares of stock, as well as tax benefit rights. The Company has never granted tax benefit rights and does not have a present intent of so doing. The Company has granted both incentive stock options and nonqualified stock options within the meaning of the Code. Most of the options granted have been incentive stock options with an exercise price equal to the market price of the Common Stock on the date of the grant. The Company may, however, grant options with an exercise price above or below the market price on the date of grant.

Compensation of the Chief Executive Officer

In mid 1999, management instituted a cost reduction plan approved by the Board of Directors which included a reduction in salaries for several of the executive officers including Kelly Miller, the Company’s CEO. Pursuant to this plan, Mr. Miller voluntarily reduced his base salary to $150,000 from the $275,000 base salary that he was awarded in 1998. Mr. Miller agreed to keep his base salary at $150,000 during 2000. The factors considered in determining executive officer salaries including the CEO, were the state of the oil and gas industry given the significantly depressed commodity prices, and the resulting negative impact on the Company’s liquidity and stock price.

On April 6, 2001, the Committee approved the compensation for Mr. Miller, retroactive to January 1, 2001. Mr. Miller’s annual salary was increased to $220,000. In addition, Mr. Miller has been granted $50,000 payable immediately in recognition of his accomplishments in raising capital during 2000. Also on April 6, 2001, the Committee granted Mr. Miller options for the purchase of Common Stock totaling 190,000. The exercise prices for these options are the same as those granted to other officers of the Company during 2000. The exercise price for 100,000 of these options is $0.01 per share and the right to exercise these options vests when the normal trading average of the stock on the market remains above the designated values below for a period of five consecutive trading days a follows:

Five-Day Daily Average Target	Percentage Vested
$2.00	40%
$2.75	70%
$3.50	100%

The exercise price for the remaining 90,000 options is $1.625 per share which is approximately 163% of the grant date market price. These options will vest at a rate of one-fifth on October 31, 2001 and the remaining options pro rata over the subsequent four years.

On November 5, 2001, the Committee approved the compensation for Mr. Miller for 2002 of $245,000. In addition, Mr. Miller was granted a bonus of $26,000 payable immediately in recognition of his accomplishments during 2001. On November 12, 2001, the Committee granted Mr. Miller options for the purchase of Common Stock totaling 85,000. The terms and exercise price are the same as those granted to other employees on that date and are further disclosed under the caption “Stock Options”.

Specific Company criteria which was considered in determining the 2002 compensation package for the CEO included:

•	Discovery of multi-well Pine Grove Field

•	Partial restoration of CEO salary reduction from 1998.

•	Reduced total debt 45% to $6.7 million from last year end.

•	Interest expense decreased 73%.

•	General and Administrative expenses decreased 11%.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. It is not expected that any portion of the Company’s deduction for employee remuneration will be disallowed in 2001 or in future years by reason of awards granted in 2001.

During 2001, all recommendations of the Compensation Committee were unanimously approved by the Board of Directors without modification.

Re	spectfully submitted,

CO	MPENSATION COMMITTEE

Ro	bert M. Boeve, Chairman
Ric	hard J. Burgess

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASDAQ listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we held four meetings during year 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and the Company’s independent auditors, Arthur Andersen LLP. We discussed with the Company’s independent auditors the overall scope and plans for their respective audits. We met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management and Arthur Andersen.

We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

The Company’s independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Arthur Andersen’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Arthur Andersen for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2001 be included in the Company’s Annual Report on Form 10-K. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. The Board of Directors has not selected the auditors of the Company’s year end December 31, 2002 financial statements. Arthur Andersen has been engaged to review the Company’s Quarterly Reports on Form 10-Q during the year. The Company is currently evaluating alternative audit firms under a contingency plan and continuing to monitor Arthur Andersen’s ability to provide the desired services. The auditors for the year end 2002 report will be selected at a later date.

Re	spectfully submitted,

AU	DIT COMMITTEE

Pau	l A. Halpern, Chairman
Ric	hard J. Burgess
Ro	bert M. Boeve

Year 2001 Audit Fee Summary

Audit Fees.    The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that year were $117,000.

All Other Fees.    The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under “Audit Fees”, for the year ended December 31, 2001 were $ 0.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with C.E. Miller and Affiliates

The following information describes agreements or transactions between the Company and C.E. Miller, Chairman of the Board and a director of the Company.

In July 1996, the Company sold the building it occupies to C. E. Miller and subsequently leased a substantial portion of the building under the terms of a five-year lease agreement. The lease was renegotiated in 1998 for a five-year term to increase the square footage being leased. The Company realized a gain on the sale of the property of approximately $160,000. This gain was deferred and is being amortized in proportion to the gross rental charges under the operating lease.

Until March 1999, the Company provided technical and administrative services to Eagle Investments Inc., an affiliated entity controlled by C. E. Miller. In connection with this arrangement, $66,667 was recognized as management fee income for the year ended December 31, 1999.

During 1999, Eagle purchased a working interest in certain unproved oil and gas properties from the Company for $3.9 million. The Company believes that the purchase price was representative of the fair market value of these interests and that the terms were consistent with those available to unrelated parties. On July 11, 2000, the Company signed a letter agreement (the “Eagle Transaction”) to acquire an interest in these properties and $0.5 million in cash from Eagle, in exchange for a total of 1,851,851 shares of common stock. In addition, Eagle was issued warrants exercisable for a total of 2,031,250 shares of common stock. Consummation of this transaction with Eagle was approved by the stockholders at a meeting on December 7, 2000.

Transactions with Other Related Parties

On February 27, 2001, the Board of Directors (including the disinterested directors) unanimously passed a resolution approving the sale of certain working interests to and the participation of certain affiliates of the Company (Guardian Energy Management Corp., Guardian Energy Exploration Corp., Robert Boeve, and Eagle Investments, Inc.) or entities controlled by these affiliates in joint exploration agreements for the development of the Illinois Basin project and four Mississippi prospects. The terms offered under the joint exploration agreements were substantially the same as those offered to third parties on an arms-length basis. The terms included reimbursement to the Company of certain lease acquisition and geological and geophysical expenses incurred to date at the proportional interests acquired and certain rights to the Company involving back-in after payout provisions ranging from 30% to 35% on the Mississippi prospects. All development costs will be shared by the Company and the participants on the basis of their proportional working interests.

In May 2001, the Company contracted a broker to sell the Company’s right, title and interest in certain leases located in Michigan. The broker sold the leases to a company, then that company subsequently sold it to a group in which a member of the Company’s Board of Directors has a 30% beneficial ownership. The Company believes that the purchase price was representative of the fair market value of these leases and that the terms were consistent with those available to unrelated parties.

In the normal course of business, the Company from time to time will sell an interest in a prospect to related parties or certain of their affiliates. The terms of these sales are consistent with those available to unrelated parties. All material transactions between the Company and its affiliates are and will continue to be approved by a majority of the disinterested directors of the Company.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock to the Standard & Poor’s 500 Stock Index and an industry index comprised of the common stock of companies in the oil and gas development and exploration industry (the “Peer Group”), assuming an investment of $100 on the date of the Offering (February 4, 1998) through December 31, 2001. The Standard & Poor’s 500 Stock Index is a broad equity market index published by Standard & Poor’s. The Peer Group was selected by the Company and includes the companies listed in the footnote to the graph below. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

The dollar values for total stockholder return plotted in the graph below are shown in the following table:

	Feb. 4, 1998	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001
Miller Exploration	$100.00	$56.25	$13.68	$19.14	$9.75
S & P 500	100.00	122.08	145.92	131.12	69.06
Peer Group	100.00	65.66	50.63	105.77	64.82

COMPARISON OF CUMULATIVE
TOTAL STOCKHOLDER RETURN

*	The Peer Group includes [Brigham Exploration Co., Carrizo Oil and Gas, Inc., Clayton Williams Energy, Edge Petroleum Co., Harken Energy Corp., Key Production Co., and Petroleum Development Corp.]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that its officers and directors complied with all applicable filing requirements during the Company’s last fiscal year.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the annual meeting of stockholders in the year 2003 and that a stockholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company for consideration not later than January 15, 2003, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company’s management will have discretionary voting authority with respect to stockholder proposals raised at the next annual meeting of stockholders which are not submitted to the Company at least 45 days prior to such meeting, without including any discussion of the matter in the proxy statement.

SOLICITATION OF PROXIES

Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. The Company has engaged its stock transfer agent, American Stock Transfer and Trust Company to assist in solicitation of proxies.

By	Order of the Board of Directors

De	anna L. Cannon
Ch	ief Financial Officer and Secretary

April 24, 2002

ANNEX “A”

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER
MILLER EXPLORATION COMPANY

Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, and (2) the independence and performance of the Company’s independent auditors and internal auditors. In doing so, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors as appointed by the Board, each of who shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices (“financial literacy”), be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

The Company’s Chief Financial Officer will serve as a resource to the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel, internal auditors or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditors together with management’s responses.

4.
Review with the financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the authority and shall be responsible for selection, evaluation and replacement of the outside auditor.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.
The Audit Committee is responsible for ensuring that the auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent auditors, and for recommending that the full board take appropriate action to address the independence of the auditor.

8.	Review the independent auditors audit plan—discuss scope, staffing locations, reliance upon management, and internal audit and general audit approach.

9.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Auditors and Legal Compliance

11.	In the event that the Company has an internal audit department:

A.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal auditors, as needed.

B.	Review the appointment, performance, and replacement of the senior internal audit executive.

C.	Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

12.	Recommend, as appropriate, the use of contract internal audit personnel if Company does not have internal audit department.

13.
On at least an annual basis, review with the company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with Applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

15.
Have committee meeting agendas prepared by the Committee Chair with input from committee members. It is expected that the Chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

16.
Report at least semi-annually, or as deemed necessary, to the full board. In addition, summarized minutes from Committee meetings shall be distributed to each board member prior to the subsequent Board of Directors meeting.

17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

MILLER EXPLORATION COMPANY

3104 Logan Valley Rd, Traverse City, MI 49684
This Proxy is Solicited on behalf of the Board of Directors

The undersigned hereby appoints Kelly E. Miller and Deanna L. Cannon as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side, all shares of Common Stock of Miller Exploration Company (the “Company”) held of record by the undersigned on April 12, 2002, at the Annual Meeting of Stockholders to be held on May 23, 2002 or any adjournment thereof.

(To be Signed on Reverse Side.)

☒	Please mark your votes as in this example.

	FOR	WITHHOLD AUTHOR ITY			FOR	AGAINST	ABSTAIN
1. To elect two directors of the Company	☐	☐	Nominee: C.E. “Gene” Miller Robert M. Boeve	2. To amend the Company’s Equity Compensation Plan for Non-Employee Directors to increase the number of authorized shares of common stock issuable under the plan from 600,000 to 1,100,000.	☐	☐	☐
FOR, except vote withheld from the following nominee(s):

SIGNATURE(S)				DATE , 2002

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.